Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD THIRD QUARTER 2021 RESULTS

RECORD HOME CLOSINGS REVENUES OF $338.9 MILLION, UP 28.4%
INCOME BEFORE TAXES OF $65.2 MILLION, UP 41.9%
RECORD BACKLOG OF $1,017.2 MILLION, UP 83.9%
HOME BUILDING GROSS MARGIN UP 210 BPS
RECORD LOTS OWNED AND CONTROLLED UP 101.8%

PLANO, Texas, November 2, 2021 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its third quarter ended September 30, 2021.

“Our third quarter income of $48.5 million was a record for any third quarter,” said Jim Brickman, CEO and Co-Founder. “The average sales price of a home in our backlog is up 20.8% over the prior year and 7.2% over Q2 2021. Despite rising input costs, we believe that our focus on price over pace will continue to sustain our industry-leading margins and strong financial performance.”

“After we saw the huge upward shift in demand in June 2020, our land teams did a fantastic job of quickly pivoting to acquire well located land. As a result, during the last twelve months our lot position grew over 100% to 24,354 owned and controlled lots. With our record $1 billion backlog, leading margins, and superior lot position, Green Brick is extremely well positioned to grow our business in 2022 and beyond. At the end of the third quarter, we now have a record 863 spec homes, up nearly 50% year-over-year, included in our record 2,555 homes under construction. Most of our homes under construction should convert to closings over the next three quarters. The sale and closing of the increased number of spec homes will allow us to capture the most current price increases and to maximize profitability.”

Results for the Quarter Ended September 30, 2021:
For the quarter ended September 30, 2021, our residential units revenue and backlog reflect a record for any quarter since the Company’s inception. Homes under construction and lots owned and controlled also represent a Company record as of the end of any quarter.

(Dollars in thousands, except per share data)	Three Months Ended September 30,
	2021	2020	Increase
New homes delivered	738	622	18.6%

Total revenues	$342,340	$275,821	24.1%
Total cost of revenues	251,004	207,935	20.7%
Total gross profit	$91,336	$67,886	34.5%
Income before income taxes	$65,158	$45,923	41.9%
Net income attributable to Green Brick Partners, Inc.	$48,507	$34,819	39.3%
Diluted net income attributable to Green Brick Partners, Inc. per share	$0.95	$0.68	39.7%

Residential units revenue	$338,900	$263,885	28.4%
Homebuilding gross margin percentage	26.9%	24.8%	210 bps

Backlog	$1,017,220	$553,058	83.9%
Lots owned and controlled	24,354	12,066	101.8%
Homes under construction	2,555	1,361	87.7%

Green Brick, like every other company in the United States and the global economy, has been impacted by the coronavirus, or COVID-19, pandemic and the impact of governmental actions taken to combat the pandemic. After an initial decline in orders and construction at the onset of the crisis, orders have subsequently achieved all-time highs. The significant increase in new home demand that we have seen and that the industry has experienced since the second half of 2020 has, in turn, led to substantial price increases, but also increased demand for labor and the raw materials, products and appliances for new homes. As a result, we have and expect to continue to experience increases in cost and decreased availability of skilled labor as well as increases, shortages, and significant extensions to our lead time for the delivery of key materials and inputs.

Earnings Conference Call:
We will host our earnings conference call to discuss our third quarter ended September 30, 2021 at 12:00 p.m. Eastern Time on Wednesday, November 3, 2021. The call can be accessed by dialing 877-407-0890 for domestic participants or 201-389-0918 for international participants and should reference meeting number 13724238. Participants may also join the call via webcast at: greenbrickpartners.com/reporting/.

A replay of the call will be available from approximately 3:00 p.m. Eastern Time on November 3, 2021 through 11:59 p.m. Eastern Time on December 1, 2021. To access the replay, the domestic dial-in number is 877-660-6853, the international dial-in number is 201-612-7415 and the conference ID code is 13724238.

Non-GAAP Financial Measures and Key Financial Metrics:
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Residential units revenue	$338,900	$263,885	$889,636	$683,739
Land and lots revenue	3,440	11,936	60,989	38,182
Total revenues	342,340	275,821	950,625	721,921
Cost of residential units	247,899	198,422	654,136	521,332
Cost of land and lots	3,105	9,513	45,188	29,839
Total cost of revenues	251,004	207,935	699,324	551,171
Total gross profit	91,336	67,886	251,301	170,750
Selling, general and administrative expenses	(33,709)	(29,177)	(97,182)	(81,718)
Change in fair value of contingent consideration	—	(210)	—	(210)
Equity in income of unconsolidated entities	5,555	5,299	14,039	13,038
Other income, net	1,976	2,125	6,239	3,004
Income before income taxes	65,158	45,923	174,397	104,864
Income tax expense	13,898	9,969	37,093	17,357
Net income	51,260	35,954	137,304	87,507
Less: Net income attributable to noncontrolling interests	2,753	1,135	10,565	3,124
Net income attributable to Green Brick Partners, Inc.	$48,507	$34,819	$126,739	$84,383

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$0.96	$0.69	$2.50	$1.67
Diluted	$0.95	$0.68	$2.48	$1.66
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,732	50,617	50,689	50,552
Diluted	51,079	50,876	51,046	50,739

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$21,561	$19,479
Restricted cash	31,442	14,156
Receivables	7,029	5,224
Inventory	1,170,297	844,635
Investments in unconsolidated entities	52,735	46,443
Right-of-use assets - operating leases	5,023	2,538
Property and equipment, net	3,172	3,595
Earnest money deposits	26,403	22,242
Deferred income tax assets, net	15,376	15,376
Intangible assets, net	558	622
Goodwill	680	680
Other assets	13,040	13,857
Total assets	$1,347,316	$988,847
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$48,314	$24,521
Accrued expenses	64,567	40,416
Customer and builder deposits	70,079	38,131
Lease liabilities - operating leases	5,053	2,591
Borrowings on lines of credit, net	122,717	106,687
Senior unsecured notes, net	235,737	111,056
Notes payable	222	2,125
Contingent consideration	—	368
Total liabilities	546,689	325,895
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	17,406	13,543
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,151,911 and 51,053,858 issued and 50,759,972 and 50,661,919 outstanding as of September 30, 2021 and December 31, 2020, respectively	511	511
Treasury stock, at cost, 391,939 shares	(3,167)	(3,167)
Additional paid-in capital	293,050	293,242
Retained earnings	476,395	349,656
Total Green Brick Partners, Inc. stockholders’ equity	766,789	640,242
Noncontrolling interests	16,432	9,167
Total equity	783,221	649,409
Total liabilities and equity	$1,347,316	$988,847

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	%	2021	2020	Change	%
Home closings revenue	$338,075	$262,319	$75,756	28.9%	$886,488	$678,352	$208,136	30.7%
Mechanic’s lien contracts revenue	825	1,566	(741)	(47.3)%	3,148	5,387	(2,239)	(41.6)%
Residential units revenue	$338,900	$263,885	$75,015	28.4%	$889,636	$683,739	$205,897	30.1%
New homes delivered	738	622	116	18.6%	2,011	1,623	388	23.9%
Average sales price of homes delivered	$458.1	$421.7	$36.4	8.6%	$440.8	$418.0	$22.8	5.5%

Land and Lots Revenue (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	%	2021	2020	Change	%
Lots revenue	$2,126	$11,936	$(9,810)	(82.2)%	$15,184	$37,798	$(22,614)	(59.8)%
Land revenue	1,314	—	1,314	100.0%	45,805	384	45,421	11,828.4%
Land and lots revenue	$3,440	$11,936	$(8,496)	(71.2)%	$60,989	$38,182	$22,807	59.7%
Lots closed	31	138	(107)	(77.5)%	173	302	(129)	(42.7)%
Average sales price of lots closed	$68.6	$86.5	$(17.9)	(20.7)%	$87.8	$125.2	$(37.4)	(29.9)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended September 30,				Nine Months Ended September 30,
	2021	2020	Change	%	2021	2020	Change	%
Net new home orders	689	823	(134)	(16.3)%	2,375	2,037	338	16.6%
Cancellation rate	6.9%	11.7%	(4.8)%	(41.0)%	6.7%	14.7%	(8.0)%	(54.4)%
Absorption rate per average active selling community per quarter	8.2	8.7	(0.5)	(5.7)%	8.8	6.9	1.9	27.5%
Average active selling communities	84	95	(11)	(11.6)%	90	98	(8)	(8.2)%
Active selling communities at end of period	80	100	(20)	(20.0)%
Backlog	$1,017,220	$553,058	$464,162	83.9%
Backlog (units)	1,827	1200	627	52.3%
Average sales price of backlog	$556.8	$460.9	$95.9	20.8%

	September 30, 2021	December 31, 2020
Lots owned (1)
Central	14,917	6,823
Southeast	2,212	2,097
Total lots owned	17,129	8,920
Lots controlled (1)
Central	6,440	4,398
Southeast	785	1,150
Total lots controlled	7,225	5,548
Total lots owned and controlled (1)	24,354	14,468
Percentage of lots owned	70.3%	61.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of September 30, 2021 and December 31, 2020.

	September 30, 2021	December 31, 2020
Total lots owned	17,129	8,920
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	2,577	740
Lots under option through unconsolidated development joint ventures	1,903	1,838
Total lots self-developed	21,609	11,498
Self-developed lots as a percentage of total lots owned and controlled	88.7%	79.5%

Reconciliation of Non-GAAP Financial Measures

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three and nine months ended September 30, 2021 and 2020 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Residential units revenue	$338,900	$263,885	$889,636	$683,739
Less: Mechanic’s lien contracts revenue	(825)	(1,566)	(3,148)	(5,387)
Home closings revenue	$338,075	$262,319	$886,488	$678,352
Homebuilding gross margin	$90,875	$65,184	$234,834	$161,450
Homebuilding gross margin percentage	26.9%	24.8%	26.5%	23.8%

Homebuilding gross margin	90,875	65,184	234,834	161,450
Add back: Capitalized interest charged to cost of revenues	2,569	2,914	6,915	7,802
Adjusted homebuilding gross margin	$93,444	$68,098	$241,749	$169,252
Adjusted homebuilding gross margin percentage	27.6%	26.0%	27.3%	25.0%

The following table presents the pre-tax income for the three and nine months ended September 30, 2021 and 2020, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to Green Brick Partners, Inc.	$48,507	$34,819	$126,739	$84,383
Income tax expense attributable to Green Brick Partners, Inc.	13,896	9,968	37,089	17,354
Pre-tax income attributable to Green Brick Partners, Inc.	$62,403	$44,787	$163,828	$101,737

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company. Green Brick owns five subsidiary homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green

Brick Title, Green Brick Mortgage, and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release include statements regarding (i) our belief that our land position and back-log will position us to grow our business in 2022 and beyond, (ii) our intent to increase the number of spec homes in our portfolio and the impact of that strategy on our ability to capture the most current price increases and to maximize profitability, (iv) impact of increased demand for labor and the raw materials, products and appliances for new homes on our costs, markets and delivery time of our home, (v) our strategy for growth, the drivers and acceleration of that growth, and the impact on our results over the remainder of 2021 and 2022, and (vi) our ability to capitalize on market opportunities and the impact on our results. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) continuing impacts from the COVID-19 pandemic; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) changes in macroeconomic conditions, including interest rates and unemployment rates, that could adversely impact demand for new homes or the ability of potential buyers to qualify; (4) shortages, delays or increased costs of raw materials, especially in light of COVID-19 and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (5) a shortage of labor; (6) an inability to acquire land in our markets at anticipated prices or difficulty in obtaining land-use entitlements; (7) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks; (10) a lack of availability or volatility of mortgage financing or a rise in interest rates; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (15) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755